CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-186087) of our report dated August 10, 2012, relating to our audits of the consolidated financial statements of Cordia Bancorp Inc, which appear in such Registration Statement, as of and for the years ended December 31, 2011 and 2010.

We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Yount, Hyde & Barbour, P.C.

Winchester, Virginia

February 8, 2013